UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2015

Motorcar Parts of America, Inc.
(Exact name of registrant as specified in its charter)

New York	001-33861	11-2153962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance CA	90503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 212-7910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On January 15, 2015, the Board of Directors of Motorcar Parts of America, Inc. (the “Company”) approved and adopted amendments to the Company’s Code of Business Conduct and Ethics (the “Code of Conduct”).  The amendments to the Code of Conduct clarify or enhance the descriptions of the standards of conduct that are expected of all directors, officers and employees of the Company and its subsidiaries.  The amendments include clarifications and enhancements to, among others, the sections on Confidentiality, Conflicts of Interest, Fair Dealing, Public Reporting and Compliance Standards, Reporting and Disciplinary Action.  In addition, new sections were added:  Insider Trading, Significant Accounting Deficiencies and Accountability for Violations.  These sections clarify and enhance the section previously entitled Securities Law.

None of the amendments to the Code of Conduct constitute a waiver of any provision of the Code of Conduct on behalf of the Company’s Chief Executive Officer, Chief Financial Officer, or Chief Accounting Officer.

The foregoing summary of the amendments to the Code of Conduct is subject to and qualified in its entirety by reference to the full text of the Code of Conduct as so amended, a copy of which is attached hereto as Exhibit 14.1 and incorporated herein by reference.  The amended Code of Conduct is also posted on the Company’s website at www.motorcarparts.com under the “Governance” subsection of the “Investors” tab.  The information contained on or accessible through the Company’s website shall not be deemed to be a part of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following are filed as exhibits to this Current Report on Form 8-K.

Number	Exhibit

14.1	Motorcar Parts of America, Inc. Code of Business Conduct and Ethics, as amended effective January 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.

Date: January 20, 2015	s/ Michael M. Umansky
Michael M. Umansky
Vice President and General Counsel